UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2014

COLONY FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34456	27-0419483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2450 Broadway, 6th Floor Santa Monica, CA	90404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 282-8820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 18, 2014, certain subsidiaries of Colony Financial, Inc. (the “Company”), including a U.S. light industrial co-investment partnership formed and managed by the Company (“ColFin Industrial Partnership”), completed the acquisition of the Light Industrial Portfolio and associated operating platform (“Operating Platform”) from Cobalt Capital Partners, L.P. and its affiliates (the “Acquisition”), by purchase agreements executed on November 18, 2014 and previously disclosed under Item 1.01 of that certain Current Report on Form 8-K filed on November 20, 2014.

In connection with the closing of the Acquisition on December 18, 2014 as described above, certain subsidiaries of the Company entered into a Loan Agreement, dated as of December 18, 2014, among ColFin Cobalt I-II Owner, LLC, ColFin Cobalt Owner III, LLC, ColFin Cobalt I-II Sub, LLC and ColFin Cobalt Sub III, LLC, as borrowers, General Electric Capital Corporation and GE Capital Bank, as lenders, and General Electric Capital Corporation, as administrative agent for the lenders and other financial institutions or entities from time to time parties thereto (the “Loan Agreement”). The Loan Agreement includes customary representations, warranties and covenants by the Company and customary events of default. Pursuant to the Loan Agreement, the Company (through such subsidiaries) obtained approximately $1.09 billion (excluding approximately $44 million which can be drawn in the future according to certain conditions) of 2-year (plus three 1-year extension options), non-recourse financing (the “Financing”), subject to customary exceptions, to finance the acquisition of a portfolio of light industrial real estate assets (the “Light Industrial Portfolio”), as further described below. The balance of the initial capital was funded from available cash and borrowing from the Company, including the allocable share of co-investment capital from ColFin Industrial Partnership, as more fully described below in Items 2.01 and 3.02 of this Current Report on Form 8-K. The Financing has an initial interest rate of 1-month LIBOR plus 2.30% (inclusive of Admin Agent fees) and is secured by first lien mortgages on the Light Industrial Portfolio. A subsidiary of the Company provided a customary non-recourse carveout guaranty and environmental indemnity.

On December 18, 2014, the Company entered into a Registration Rights Agreement with Cobalt Capital Partners, L.P. in connection with the Acquisition described below under Item 2.01 (the “Registration Rights Agreement”).

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As set forth under Item 1.01 of this Current Report on Form 8-K, ColFin Industrial Partnership completed the acquisition of the Light Industrial Portfolio and the Company completed the acquisition of the Operating Platform on December 18, 2014. The Light Industrial Portfolio consists of 256 light industrial assets totaling 298 buildings, approximately 30 million square feet and one vacant land parcel. Total consideration paid for the Light Industrial Portfolio was $1.595 billion, which was paid in cash (including proceeds from the Financing). The purchase price for the Operating Platform was $20 million, which was 50% paid in cash and the balance through a note in the aggregate principal amount of $10 million (the “Note”) issued to Cobalt Capital Management, L.P. by a wholly-owned subsidiary of the Company. The Note is guaranteed by the Company and is expected to be repaid through the issuance of common stock of the Company as described further below.

A wholly-controlled subsidiary of the Company (the “General Partner”) and third-party limited partners (the “Limited Partners”) entered into the amended and restated limited partnership agreement of ColFin Industrial Partnership (the “Partnership Agreement”) on December 16, 2014 (the “Initial Closing”). The General Partner (together with another wholly-controlled subsidiary of the Company) and the Limited Partners funded initial capital calls of approximately $560 million to complete the Acquisition (including approximately $21 million of financing related costs, approximately $14 million of prepaid interest and operating expenses, approximately $11 million of reserves for near-term capital expenditures and approximately $7 million of acquisition related costs) and committed to future potential capital contributions totaling approximately $390 million in the aggregate to target and grow a platform of primarily U.S. light industrial assets. The General Partner is entitled to (i) quarterly profits interest distributions, equal to (a) 0.4% of each partner’s capital contributions used during a quarter to fund an investment plus (b) 0.1% of each partner’s net funded capital contributions as of the last day of the previous fiscal quarter ((a) and (b), the “Quarterly Profit Distributions”), and (ii) carried interest distributions (together with the Quarterly Profit Distributions, the “GP Distributions”) pursuant to the Partnership Agreement. Remaining unfunded commitments to the ColFin Industrial Partnership and the ability of the General Partner to raise additional capital through subsequent co-investment closings would be used for other U.S. light industrial property and related investment activities. Under the terms of the Partnership Agreement, with respect to distributions of net investment revenues, the General Partner is first entitled to the Quarterly Profit Distributions, with remaining distributions made pro rata to all partners; the General Partner will thereafter be entitled to receive carried interest distributions from amounts so distributed to the

Limited Partners after the Limited Partners have received a return of unrecovered contributions plus any accrued and unpaid preferred return on such unrecovered contributions. As of the date hereof, the Company’s interest in the Light Industrial Portfolio is approximately 63%. The Company may transfer its interest in the ColFin Industrial Partnership to other limited partner participants (with the Company initially retaining at least 51% in the Light Industrial Portfolio). The Company acquired 100% of the Operating Platform.

The Note issued in connection with the acquisition of the Operating Platform will mature on the third anniversary of the closing date of the Acquisition and one-third of the initial principal amount of the Note is required to be repaid on each of the first, second and third anniversaries of the closing of the Acquisition (each, a “Payment Date”) in shares of common stock of the Company (“CFI Shares”), or in the event that the Company is unable to deliver CFI Shares that are either freely tradable or that may be resold pursuant to an effective registration statement, in combination of CFI Shares and cash or all in cash. On December 18, 2014, the Company entered into the Registration Rights Agreement pursuant to which the Company has agreed to register the resale of certain of such CFI Shares issuable pursuant to the Note pursuant to the terms thereof.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K relating to the acquisition Financing is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sale of Equity Securities.

The information set forth under Item 1.01 and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Pursuant to the Partnership Agreement described above, certain Limited Partners have a right to redeem their limited partnership interests for CFI shares after the second anniversary of the Initial Closing and subject to the Anti-Dilution Limitations (as defined below) and subject further, but not limited, to certain circumstances and exceptions as described below. Redemption of limited partnership interests in exchange for shares is not permitted if such redemption would be dilutive of any of the following Company metrics, as measured for each of the previous year-to-date and quarter-to-date periods (the “Anti-Dilutive Limitations”): earnings per share, Core Earnings per share and funds from operations (“FFO”) per share. The number of CFI Shares shall be determined by dividing the net asset value of the limited partnership interest to be redeemed (less GP Distributions payable to the General Partner) by the value of the CFI Shares (calculated as the greater of (i) the most recent quarterly net asset value per share of Company common stock or (ii) the 30-day volume weighted average price of the Company’s common stock measured prior to the Redemption Date), reduced by a redemption discount factor. Any limited partnership interest to be redeemed between the second anniversary and the eighth anniversary of the Initial Closing shall be subject to certain redemption discount factors over such period. Any redemption after the eighth anniversary of the Initial Closing shall not be subject to a redemption discount factor. In addition, non-U.S. Limited Partners may elect in some circumstances to redeem their interests following notice by the General Partner that certain FIRPTA capital gains distributions applicable to such non-U.S Limited Partner may exceed certain predetermined amounts, and Limited Partners may elect to redeem following certain “for cause” events by the General Partner, each of which shall not be subject to a redemption discount factor.

Redemptions may only take place on the last business day of each of the first three (3) calendar quarters of each year (but not the fourth (4th) calendar quarter of each such year), unless otherwise deferred or delayed by the General Partner in accordance with the terms of the Partnership Agreement. In addition, any redemption is subject to and limited by the ownership limits in the charters of the Company and each subsidiary real estate investment trust (a “REIT Subsidiary”) of ColFin Industrial Partnership to maintain its qualification as a REIT, and in the case of a REIT Subsidiary, a “domestically controlled qualified investment entity”, as well as the Company’s and each REIT Subsidiary’s obligations to comply with other applicable tax and securities laws, New York Stock Exchange and similar exchange and/or regulatory requirements. The General Partner is not required to redeem limited partnership units for cash or other alternative consideration other than CFI Shares, except where a non-U.S. Limited Partner may elect to redeem following a General Partner notice that certain FIRPTA capital gains distributions applicable to such non-U.S. Limited Partner may exceed certain predetermined amounts, or a Limited Partner may elect to redeem following certain “for cause” events by the General Partner.

The General Partner may rescind any issuance of CFI Shares pursuant to any redemption request, effective as of the applicable redemption date, if it determines following certification by an independent accounting firm that such issuance would be dilutive to the Company’s earnings in accordance with the Anti-Dilutive Limitations.

Any CFI Shares issued pursuant to a redemption request, as applicable, will be issued pursuant to an exemption from registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”) and will be “restricted” securities as defined in Rule 144 under the Securities Act. Such CFI Shares may not be transferred or sold by the recipient except pursuant to an exemption from registration, including pursuant to Rule 144. The Company shall seek to enter into a customary registration rights agreement with any redeeming Limited Partner that requires the Company to file and use reasonable efforts to seek and maintain the effectiveness of such registration statement on Form S-3 with the U.S. Securities and Exchange Commission (the “Securities and Exchange Commission”), subject to customary limitations.

Any partnership interests of ColFin Industrial Partnership issued under the Partnership Agreement have and are expected to be issued without registration in reliance on the exemption in Section 4(a)(2) of the Securities Act, and Rule 506 of Regulation D thereunder, for transactions not involving a public offering. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, and may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission on February 27, 2014, as amended by Amendment No. 1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission on March 27, 2014, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 filed with the Securities and Exchange Commission on May 12, 2014, the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 filed with the Securities and Exchange Commission on August 8, 2014, the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 filed with the Securities and Exchange Commission on November 7, 2014, and other risks described in documents subsequently filed by the Company from time to time in the future with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.

In accordance with Rule 3-14 and Article 11 of Regulation S-X, the Company hereby files the following: (i) financial statement information relating to the Light Industrial Portfolio and the Operating Platform and (ii) pro forma financial information of the Company to give effect to the Acquisition on December 18, 2014.

(a) Financial Statements of the Light Industrial Portfolio and the Operating Platform.

Report of Independent Auditors

Historical Summaries of Gross Operating Income and Direct Operating Expenses for the Nine Months Ended September 30, 2014 (Unaudited) and Year Ended December 31, 2013

Notes to Historical Summaries of Gross Operating Income and Direct Operating Expenses

(b) Unaudited Pro Forma Financial Information of the Company.

Explanatory Notes

Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2014

Unaudited Pro Forma Consolidated Statement of Operations of for the nine months ended September 30, 2014 (unaudited)

Unaudited Pro Forma Consolidated Statement of Operations of for the year ended December 31, 2013 (unaudited)

Notes to Unaudited Pro Forma Consolidated Financial Information

(d) Exhibits.

The Exhibit Index attached hereto is incorporated by reference under this item.

Report of Independent Auditors

Management

Cobalt Portfolio

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of the Cobalt Portfolio for the year ended December 31, 2013, and the related notes to the historical summary of gross income and direct operating expenses.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the Historical Summary in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of the Historical Summary that is free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the Historical Summary based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Historical Summary. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the Historical Summary, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the Historical Summary in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Historical Summary.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in Note 1 of the Cobalt Portfolio for the year ended December 31, 2013, in conformity with U.S. generally accepted accounting principles.

Basis of Accounting

As described in Note 1 to the historical summary of gross income and direct operating expenses, the Historical Summary has been prepared for the purpose of complying with Rule 3-14 of Regulation S-X for the planned acquisition of the Cobalt Portfolio by Colony Financial, Inc. and is not intended to be a complete presentation of the Company’s revenue and expenses. Our opinion is not modified with respect to this matter.

/s/ Ernst & Young LLP

San Antonio, Texas

November 17, 2014

COBALT PORTFOLIO

HISTORICAL SUMMARIES OF GROSS OPERATING INCOME AND DIRECT OPERATING EXPENSES

For the Nine Months Ended September 30, 2014 (Unaudited) and Year Ended December 31, 2013

	Nine Months Ended September 30, 2014 (Unaudited)	Year Ended December 31, 2013
Revenues:
Rental income and tenant reimbursements	$99,783,507	$125,622,853
Certain operating expenses:
Property operating expenses	13,526,254	15,258,770
Repairs and maintenance	3,593,454	5,189,014
Property taxes	18,718,240	23,259,812
General and administrative	3,507,047	5,273,031

Total certain operating expenses	39,344,995	48,980,627

Gross operating income in excess of direct operating expenses	$60,438,512	$76,642,226

See accompanying notes to historical summaries of gross operating income and direct operating expenses.

COBALT PORTFOLIO

NOTES TO HISTORICAL SUMMARIES OF GROSS INCOME AND DIRECT OPERATING EXPENSES

For the Nine Months Ended September 30, 2014 (Unaudited) and for the Year Ended December 31, 2013

Note 1. General Information

These financial statements were prepared in anticipation of the acquisition by ColFin Industrial Holdings, LLC, a subsidiary of Colony Financial, Inc. (“the Company”), of 298 light industrial buildings (the “Cobalt Portfolio”), directly or indirectly, from a consortium of Texas real estate investment trusts and Delaware limited partnerships for a gross purchase price of approximately $1.6 billion.

The light industrial buildings are located as follows: ten in the Phoenix, Arizona area; eight in the Denver, Colorado area; three in the Orlando, Florida area; nine in the Tampa, Florida area; eighty-one in the Atlanta, Georgia area; thirty-four in the Chicago, Illinois area; eleven in the Minneapolis, Minnesota area; nine in the Kansas City, Missouri area; eight in the St. Louis, Missouri area; one in the South Brunswick, New Jersey area; twenty-six in the Southern New Jersey and Philadelphia, Pennsylvania areas; three in the Memphis, Tennessee area; four in the Austin, Texas area; fifty-three in the Dallas, Texas area; twenty-two in the Houston, Texas area; and sixteen in the Salt Lake City, Utah area.

The accompanying historical summaries of gross income and direct operating expenses (the “Historical Summaries”) have been prepared for the purpose of complying with the provisions of Rule 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), as amended, which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summaries include the historical gross income and direct operating expenses of the Cobalt Portfolio, exclusive of interest expense, depreciation and amortization, management fees, gains or losses on property sales, income or loss from discontinued operations, certain taxes, bank fees, professional fees, mortgage servicing fees and other nonrecurring owner specific expenses, which may not be comparable to the corresponding amounts reflected in the future operations of the Cobalt Portfolio.

An audited historical summary of gross income and direct operating expenses is being presented for the most recent fiscal year instead of the three most recent years based on the following factors: (i) the portfolio is to be acquired from an unaffiliated party and (ii) management is not aware of any material factors relating to the portfolio that would cause this financial information to not be indicative of future operating results.

The summary of gross income and direct operating expenses and notes thereto for the nine months ended September 30, 2014 included in this report are unaudited. In the opinion of the Company’s management, all adjustments necessary for a fair presentation of such historical summary of gross income and direct operating expenses have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year.

Note 2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires Cobalt Portfolio’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Cobalt Portfolio’s operations consist of rental revenue earned from tenants under leasing arrangements which provides for minimum rent, escalations, and charges to the tenant for the real estate taxes and operating expenses. These leases have been accounted for as operating leases. Rental revenue is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire term of the lease, which resulted in rental revenue in excess of contractual rent of $1,401,683 (unaudited) for the nine months ended September 30, 2014 and $3,459,178 for the year ended December 31, 2013.

Repairs and Maintenance

Expenditures for repairs and maintenance are expensed as incurred.

COBALT PORTFOLIO

NOTES TO HISTORICAL SUMMARIES OF GROSS INCOME AND DIRECT OPERATING EXPENSES

For the Nine Months Ended September 30, 2014 (Unaudited) and for the Year Ended December 31, 2013

Note 3. Rental Revenue

The aggregate annual minimum cash payments to be received on the noncancelable operating leases in effect as of December 31, 2013 are as follows:

Year ending December 31:	Amount
2014	$93,585,000
2015	81,188,000
2016	65,645,000
2017	48,928,000
2018	33,396,000
Thereafter	63,515,000

Total	$386,257,000

Total minimum future rental revenue represents the base rent that the tenants are required to pay under the terms of their leases in effect at December 31, 2013 exclusive of charges for contingent rents, operating expenses and real estate taxes. There were no significant contingent rents for the nine months ended September 30, 2014 (unaudited) and for the year ended December 31, 2013. Reimbursements from tenants, which are included in rental income on the accompanying historical summaries of gross income and direct operating expenses, were $24,335,135 for the nine months ended September 30, 2014 (unaudited) and $29,761,741 for the year ended December 31, 2013 for the Cobalt Portfolio.

Note 4. Ground Lease

The Cobalt Portfolio has a ground lease that expires in 2045. The related lease expense was $56,473 for the nine months ended September 30, 2014 (unaudited) and $75,297 for the year ended December 31, 2013. Estimated future payments related to the ground lease as of December 31, 2013 are as follows:

Year ending December 31:	Amount
2014	$75,297
2015	85,282
2016	87,278
2017	87,278
2018	87,278
Thereafter	2,631,209

Total	$3,053,622

Note 5. Subsequent Events

In preparing the accompanying financial statements, we evaluated events and transactions that occurred subsequent to December 31, 2013, through the date that the accompanying financial statements were available to be issued on November 17, 2014, and no events were identified that would require recognition or disclosure in the financial statements.

* * * * *

Unaudited Pro Forma Consolidated Financial Statements for the Acquisition

The following unaudited pro forma consolidated financial statements have been prepared in accordance with Rule 3-14 and Article 11 of Regulation S-X to give effect to the Acquisition. The unaudited pro forma consolidated financial information, including the notes thereto, should be read in conjunction with the historical financial statements and accompanying notes for the applicable periods included in the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2014 and Annual Report on Form 10-K for the year ended December 31, 2013.

The unaudited pro forma balance sheet assumes the Acquisition had been completed on September 30, 2014. The unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2014 and the year ended December 31, 2013 assume the Acquisition had been completed on January 1, 2013.

The unaudited pro forma consolidated financial information has been prepared by management and is based on the estimates and assumptions set forth in the notes to such information. The unaudited pro forma consolidated financial information is preliminary and is being furnished solely for information purposes and, therefore, is not necessarily indicative of the consolidated results of operations or financial position that might have been achieved by the consolidated company for the dates or periods indicated, nor is it necessarily indicative of the results of operations or financial position of the consolidated company that may occur in the future.

The unaudited pro forma consolidated financial information has been prepared using the acquisition method of accounting for business combinations under accounting principles generally accepted in the United States, or GAAP. The unaudited pro forma adjustments related to the Acquisition are preliminary and do not reflect the final purchase price or final debt and equity components of the Acquisition. The completion of the valuation, accounting for the Acquisition, the allocation of the purchase price and the impact of ongoing integration activities could cause material differences in the purchase price, debt and equity components and allocation of the purchase price, which may affect the value assigned to the tangible or intangible assets and amount of interest expense and depreciation and amortization expense recorded in the consolidated statements of operations.

The unaudited pro forma consolidated financial information does not reflect cost savings or synergies that we may realize after the completion of the Acquisition. The unaudited pro forma consolidated financial information also does not reflect any non-recurring charges related to integration activity that may be incurred by the Company in connection with the Acquisition.

COLONY FINANCIAL, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

As of September 30, 2014

(In thousands)

	Historical Colony Financial, Inc.	Acquisition Pro Forma		Combined Pro Forma
ASSETS	(a)
Cash	$297,783	$(213,379	) (b)	$84,404
Investments in unconsolidated joint ventures	1,553,138			1,553,138
Loans held for investment, net	1,833,801			1,833,801
Real estate assets, net	133,945	1,513,416	(c)	1,647,361
Intangible assets	16,001	111,925	(c)	127,926
Other assets	118,982	28,381	(d)	147,363

Total assets	$3,953,650	$1,440,343		$5,393,993

LIABILITIES AND EQUITY
Liabilities:
Line of credit	$—	124,000	(b)	$124,000
Secured financing	487,258	1,088,500	(b)	1,575,758
Unsecured debt	—	10,000	(b)	10,000
Accrued and other liabilities	82,536	17,923	(c)(d)	100,459
Due to affiliates	10,153			10,153
Dividends payable	46,908			46,908
Convertible senior notes	604,572			604,572

Total liabilities	1,231,427	1,240,423		2,471,850

Commitments and contingencies
Equity:
Stockholders’ equity:
Preferred stock, Series A	101			101
Preferred stock, Series B	34			34
Common stock	1,096			1,096
Additional paid-in capital	2,510,034			2,510,034
Distributions in excess of earnings	(45,282)	(6,543	) (e)	(51,825)
Accumulated other comprehensive loss	(14,818)			(14,818)

Total stockholders’ equity	2,451,165	(6,543)		2,444,622
Noncontrolling interests	271,058	206,463	(f)	477,521

Total equity	2,722,223	199,920		2,922,143

Total liabilities and equity	$3,953,650	$1,440,343		$5,393,993

See accompanying notes to unaudited pro forma consolidated financial information

COLONY FINANCIAL, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the nine months ended September 30, 2014

(In thousands, except per share data)

	Historical Colony Financial, Inc.	Historical Operations of the Acquisition	Pro Forma Adjustments		Combined Pro Forma Results
Income	(g)	(h)
Equity in income of unconsolidated joint ventures	$53,016		$—		$53,016
Interest income	149,914				149,914
Rental income and tenant reimbursements	10,819	99,784	(2,311	) (i)	108,292
Other income	1,303	—	—		1,303

Total income	215,052	99,784	(2,311)		312,525

Expenses
Management fees	31,367				31,367
Investment and servicing expenses	4,129				4,129
Transaction costs	7,442		(200	) (j)	7,242
Interest expense	32,080		26,141	(k)	58,221
Property operating expenses	2,743	35,838	—		38,581
Depreciation and amortization	4,097		46,637	(l)	50,734
Administrative expenses	7,851	3,507			11,358

Total expenses	89,709	39,345	72,578		201,632

Other gain, net	1,238				1,238

Income before income taxes	126,581	60,439	(74,889)		112,131
Income tax benefit	(2,218)				(2,218)

Net income	128,799	60,439	(74,889)		114,349
Net income (loss) attributable to noncontrolling interests	30,466		(4,369	) (m)	26,097

Net income attributable to Colony Financial, Inc.	98,333	60,439	(70,520)		88,252
Preferred dividends	17,898		—		17,898

Net income attributable to common stockholders	$80,435	$60,439	$(70,520)		$70,354

Net income per common share:
Basic	$0.86				$0.75	(n)

Diluted	$0.85				$0.75	(n)

Weighted average number of common shares outstanding:
Basic	92,566				92,704	(n)

Diluted	103,563				103,701	(n)

See accompanying notes to unaudited pro forma consolidated financial information

COLONY FINANCIAL, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the year ended December 31, 2013

(In thousands, except per share data)

	Historical Colony Financial, Inc.	Historical Operations of the Acquisition	Pro Forma Adjustments		Combined Pro Forma Results
Income	(g)	(h)
Equity in income of unconsolidated joint ventures	$100,708	$—	$—		$100,708
Interest income	77,475				77,475
Rental income and tenant reimbursements	789	125,623	(3,081	) (i)	123,331
Other income	1,267	—	—		1,267

Total income	180,239	125,623	(3,081)		302,781

Expenses
Management fees	26,263				26,263
Investment and servicing expenses	3,228				3,228
Transaction costs	1,807				1,807
Interest expense	18,838		35,540	(k)	54,378
Property operating expenses	197	43,708	—		43,905
Depreciation and amortization	310	—	62,182	(l)	62,492
Administrative expenses	7,548	5,273	—		12,821

Total expenses	58,191	48,981	97,722		204,894

Realized gain on sales of investments	4,578				4,578
Other loss, net	(44)				(44)

Income before income taxes	126,582	76,642	(100,803)		102,421
Income tax provision	659				659

Net income	125,923	76,642	(100,803)		101,762
Net income (loss) attributable to noncontrolling interests	24,158		(7,443	) (m)	16,715

Net income attributable to Colony Financial, Inc.	101,765	76,642	(93,360)		85,047
Preferred dividends	21,420				21,420

Net income attributable to common stockholders	$80,345	$76,642	$(93,360)		$63,627

Net income per common share:
Basic	$1.20				$0.95	(n)

Diluted	$1.20				$0.95	(n)

Weighted average number of common shares outstanding:
Basic	66,182				66,182	(n)

Diluted	66,182				66,182	(n)

See accompanying notes to unaudited pro forma consolidated financial information

COLONY FINANCIAL, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

Note 1—Estimate of Consideration Transferred Related to the Acquisition

The following table summarizes the components of and consideration transferred for the Acquisition and related costs:

(In thousands)
Light Industrial Portfolio	$1,595,202
Operating Platform	20,000

Total consideration	1,615,202
Transaction costs and deferred financing costs	27,140

$1,642,342

The sources of payments for the Acquisition and related costs were as follows:

(In thousands)
Cash on hand	$213,379
Line of credit	124,000
Mortgage financing	1,088,500
Unsecured Note	10,000
Contributions by noncontrolling interests	206,463

$1,642,342

In connection with the closing of the Acquisition on December 18, 2014, the Company drew approximately $1.09 billion of approximately $1.13 billion available pursuant to the Loan Agreement. The remaining amount is available for future capital and leasing expenditures.

A note in the amount of $10 million (the “Unsecured Note”) was issued to Cobalt Capital Management, L.P., an affiliate of Cobalt Capital Partners, L.P. and a service provider that will continue to manage the Light Industrial Portfolio and its day-to-day operations. The Note will mature on the third anniversary of the date of acquisition and one-third of the initial principal amount of the Note is required to be repaid on each of the first, second and third anniversaries of the date of acquisition (each, a “Payment Date”). Principal under the Note shall be paid in either (a) shares of the Company’s common stock with a reference price of $24.221; provided that if on any Payment Date, the Company is unable to deliver shares that are registrable pursuant to a registration rights agreement or that can be sold without restriction, in lieu of such shares, the Company shall deliver to the holder of the Note either (A) (i) cash in an amount equal to the then value of 40% of the aggregate number of shares that would have been delivered and (ii) 60% of the number of shares that would have been delivered or (B) cash in amount equal to the then value of the shares that would have otherwise been issuable on such date, or (b) units of the Company’s to-be-formed operating partnership which are exchangeable for shares of the Company’s common stock.

In connection with the closing of the Acquisition, the Limited Partners of ColFin Industrial Partnership contributed approximately $206.5 million.

Note 2—Unaudited Pro Forma Adjustments

The pro forma adjustments included in the accompanying information do not reflect the final purchase price allocation. The allocation of the purchase price to the various tangible and intangible assets acquired, including goodwill, is preliminary and subject to change.

Unaudited Pro Forma Consolidated Balance Sheet

(a)	Derived from the Company’s interim consolidated balance sheet as of September 30, 2014. Certain amounts have been reclassified to conform to the unaudited pro forma consolidated balance sheet presentation

(b)	Reflects the use of cash on hand, a draw on the Company’s available line of credit, new mortgage financing proceeds and the Unsecured Note. The new mortgage financing bears interest at 1-month London Interbank Offered Rate (“LIBOR”) plus 2.25% for the first 48 months and LIBOR plus 2.5% thereafter.

(c)	Reflects the preliminary allocation of the purchase price to the assets acquired and liabilities assumed with estimated remaining useful lives of the tangible and intangible assets and liabilities as follows:

(Amounts in thousands)	Purchase Price Allocation	Estimated Useful Life
Land	$255,882	—
Buildings	1,142,629	40 years
Improvements	114,905	5 to 9 years
Above market leases	23,088	5 years
Below market leases	(10,139)	5 years
In-place leases	68,837	4 to 6 years
Goodwill	20,000	—

Total consideration	$1,615,202

(d)	Represents an estimated $20.6 million of financing costs and $7.8 million of tenant security deposits acquired. Financing costs include a 1% origination fee, legal and broker fees paid in connection with the new mortgage financing.

(e)	Represents estimated transaction costs incurred subsequent to September 30, 2014.

(f)	Represents contributions by third-party limited partners representing an approximate 37% initial ownership interest in the partnership.

Unaudited Pro Forma Consolidated Statement of Operations

(g)	Derived from the Company’s consolidated statements of operations for the nine months ended September 30, 2014 and for the year ended December 31, 2013. Certain amounts have been reclassified to conform to the unaudited pro forma consolidated statements of operations presentation.

(h)	Reflects the historical unaudited summary of gross operating income and direct operating expenses of the Light Industrial Portfolio and the Operating Platform for the nine months ended September 30, 2014 and audited summary of gross operating income and direct operating expenses for the year ended December 31, 2013.

(i)	Represents straight-line amortization of the above- and below-market lease values over the estimated weighted average remaining non-cancelable term of the leases of 56 months for above market leases and 65 months for below market leases.

(j)	Reflects adjustment to remove non-recurring transaction fees and costs incurred related to the Acquisition for the nine months ended September 30, 2014.

(k)	Represents interest expense in connection with debt financing to be obtained in connection with the acquisition. The amount consists of (i) contractual interest expense, administration fee of 0.05% and amortization of approximately $20.6 million of deferred financing costs related to the mortgage financing over the expected fully-extended term of 5 years; (ii) interest expense associated with the draw on the line of credit, net of reduction in unused commitment fees; and (iii) interest expense associated with the Unsecured Note issued to seller, which interest is payable in an amount equivalent to dividends paid on shares that would have been due had the seller held shares of the Company’s common stock in lieu of the note payable.

(In thousands)	Nine Months Ended September 30, 2014	Year Ended December 31, 2013
Interest on mortgage financing:
Contractual interest	$19,847	$26,911
Administrative fee	413	552
Amortization of deferred financing costs	3,090	4,119

	23,350	31,582

Interest on line of credit draw:
Contractual interest	2,966	4,009
Reduction of unused commitment fee	(470)	(629)

	2,496	3,380

Interest on deferred purchase note:
Contractual interest	295	578

Total interest expense	$26,141	$35,540

A one-eighth percentage point increase or decrease in the 1-month LIBOR would result in a $1.1 million and $1.5 million increase or decrease in interest expense for the nine months ended September 30, 2014 and the year ended December 31, 2013, respectively.

(l)	Represents depreciation and amortization expense adjustment based on the preliminary allocation of the purchase price. Depreciation expense is calculated using the straight-line method over the estimated useful lives as disclosed in Note (c) above.

(m)	Represents net loss attributable to noncontrolling interests calculated at 37% of operating results of ColFin Industrial Partnership.

(n)	The following table presents the as reported and pro forma basic and diluted earnings per share after giving effect to the pro forma adjustments to the statements of operations:

	Nine Months Ended September 30, 2014		Year Ended December 31, 2013
(In thousands, except per share data)	As Reported	Pro Forma	As Reported	Pro Forma
Numerator:
Net income attributable to common stockholders	$80,435	$70,354	$80,345	$63,627
Net income allocated to participating securities (nonvested shares)	(735)	(735)	(725)	(725)

Numerator for basic and diluted net income allocated to common stockholders	79,700	69,619	79,620	62,902
Interest expense attributable to convertible senior notes	8,554	8,554	—	—

Numerator for diluted net income allocated to common stockholders	$88,254	$78,173	$79,620	$62,902

Denominator:
Basic weighted average number of common shares outstanding	92,566	92,704	66,182	66,182
Diluted weighted average number of common shares outstanding (1)	103,563	103,701	66,182	66,182

Earnings per share:
Net income attributable to common stockholders per share–basic	$0.86	$0.75	$1.20	$0.95

Net income attributable to common stockholders per share–diluted	$0.85	$0.75	$1.20	$0.95

(1)	Excluded from the calculation of pro forma diluted income per share for both periods presented is the effect of common shares issuable for the repayment of the Unsecured Note, as their inclusion would be antidilutive.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2014	COLONY FINANCIAL, INC.

	By:	/s/ Darren J. Tangen
Darren J. Tangen
Chief Operating Officer, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description

23.1	Consent of Ernst & Young, LLP